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                                                                       Exhibit 5


                       [LETTERHEAD OF ALSTON & BIRD LLP]

                                 March 5, 1998



CytRx Corporation
154 Technology Parkway
Technology Park/Atlanta
Norcross, Georgia 30092

Ladies and Gentlemen:

     This opinion is given in connection with the filing by CytRx Corporation, a Delaware corporation (the "Company"), of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the registration for resale of 250,000 shares of the $.001 par value Common Stock of the Company (the "Shares") that may be acquired by Jack J. Luchese upon exercise of certain warrants held by him (the "Warrants"). This opinion is rendered pursuant to Item 601(b)(5) of Regulation S-K.

     We have examined such corporate records and documents as we deemed relevant and necessary in order to enable us to give the opinion set forth herein, including the Certificate of Incorporation and Bylaws of the Company, as amended, and resolutions of the Board of Directors of the Company authorizing the actions to be taken.

     In conducting our examination we assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, that the Shares will be issued in accordance with the current terms of the Warrants and the current terms of the resolutions of the Board of Directors authorizing the issuance of the Shares, and that the relevant provisions of the Certificate of Incorporation and Bylaws of the Company and of the Delaware General Corporation Law in effect at the time of issuance of the Shares will not differ in any relevant respect from the relevant provisions of the Certificate of Incorporation and Bylaws of the Company and of the Delaware General Corporation Law as in effect as of the date of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, when issued to Jack J. Luchese upon exercise of the Warrants, will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                    Yours very truly,

                                    /s/  Janine Brown

                                    Janine Brown